SALE AND PURCHASE AGREEMENT

                             Between

                 NICK FEROLITO and RUSSELL BROWN
                           as Sellers

                               And

               ADDVANTAGE TECHNOLOGIES GROUP, INC.
                            as Buyer


                        TABLE OF CONTENTS
                                                             Page
ARTICLE I                                                      2
     1.01 Defined Terms.                                       2
     1.02 Other Definitional Provisions.                       5
ARTICLE II                                                     6
     2.01 Purchase and Sale                                    6
     2.02 Excluded Assets                                      6
     2.03 Purchase Price                                       6
     2.04 Instruments of Conveyance and Transfer               6
ARTICLE III                                                    7
     3.01 Closing                                              7
     3.02 Closing Obligations                                  7
ARTICLE IV                                                     8
     4.01 Organization, Good Standing, Power.                  8
     4.02 Capitalization                                       8
     4.03 Subsidiaries                                         8
     4.04 Authorization of Agreement.                          8
     4.05 Contracts and Agreements.                           10
     4.06 Trade Names, Trademarks, Copyrights, Etc.           10
     4.07 Proprietary Rights.                                 10
     4.08 Title to Properties: Absence of Liens and
          Encumbrances: Leases                                11
     4.09 Financial Statements; No Adverse Changes.           11
     4.10 Labor Matters.                                      12
     4.11 Taxes.                                              12
     4.12 Litigation                                          13
     4.13 Insurance.                                          13
     4.14 Brokers and Finders.                                13
     4.15 Compliance with Laws.                               13
     4.16 Bills and Invoices                                  14
     4.17 Customers and Suppliers                             14
     4.18 Accounts Receivable.                                15
     4.19 Books and Records                                   15
     4.20 Untrue Statements.                                  15
     4.21 Actions Since April 30, 2001.                       15
     4.22 Sellers Investment Representations                  15
ARTICLE V                                                     16
     5.01 Organization, Good Standing, Power.                 16
     5.02 Brokers and Finders.                                17
ARTICLE VI                                                    17
     6.01 Approvals.                                          17
     6.02 Investigation by Buyer.                             18
     6.03 Conduct of Business.                                18
     6.04 No Disposal of Property.                            19
     6.05 No Acquisitions                                     19

     6.06 No Breach or Default                                19
     6.07 No Indebtedness                                     19
     6.08 Payment of Liabilities.                             20
     6.09 Notice and Cure.                                    20
     6.10 Cooperation of Management Pending Transaction.      20
     6.11 Certificates of Good Standing.                      20
     6.12 Employee Benefit Plans                              20
     6.13 Name Change.                                        21
ARTICLE VII                                                   21
     7.01 Approvals.                                          21
     7.02 Obligation of Buyer to Make Transaction Effective.  21
     7.03 Notice and Cure.                                    21
ARTICLE VIII                                                  22
     8.01 Consents and Approvals.                             22
     8.02 Certain Actions, Etc..                              22
ARTICLE IX                                                    22
     9.01 Accuracy of Representations and Warranties.         23
     9.02 Performance of Covenants, Agreements and Conditions.23
     9.03 Officers' Certificate, Etc.                         23
     9.04 Real Estate Purchase  Agreement                     23
     9.05 Non-Compete and Other Agreements                    23
     9.06 Employment Agreements.                              23
     9.07 Delivery of Assignments                             23
ARTICLE X                                                     23
     10.01 Accuracy of Representations and Warranties.        24
     10.02 Performance of Covenants, Agreements and
           Conditions.                                        24
     10.03 Officers' Certificates, Etc                        24
     10.04 Employment Agreements                              24
     10.05 Real Estate Purchase  Agreement                    24
     10.06 Payment of Shareholder Loans                       24
ARTICLE XI                                                    24
     11.01 Termination.                                       24
     11.02 Effect of Termination.                             25
     11.03 Waiver.                                            25
ARTICLE XII                                                   25
     12.01 Confidentiality.                                   25
     12.02 Public Announcements.                              26
     12.03 Additional Agreements.                             26
     12.04 Forwarding Payments and Property                   26
     12.05 Available Remedies.                                26
     12.06 Indemnification.                                   26
     12.07 Actions of the Parties after the Closing Date      28
ARTICLE XIII                                                  29
     13.01 Expenses.                                          29
     13.02 Notices.                                           29
                             -ii-

     13.03 Time.                                              30
     13.04 Entire Agreement; Amendment                        30
     13.05 Binding Effect; Benefits.                          30
     13.06 Assignment.                                        31
     13.07 Applicable Law.                                    31
     13.08 Counterparts.                                      31

The following exhibits and schedules to the Sale and Purchase Agreement have been omitted:

     Exhibit A -Escrow Agreement
     Exhibit B - Red Thor Real Estate Purchase Agreement
     Exhibit C - Ferolito Real Estate Purchase Agreement
     Exhibit D - Non-Compete Agreement
     Exhibit E - Employment Agreement

     Schedule 2.02 - Excluded Receivables
     Schedule 4.04 - Permits
     Schedule 4.05 - Contracts
     Schedule 4.06 - Trade Names, Fictitious Names
     Schedule 4.09 - Financial Statements
     Schedule 4.13 - Litigation
     Schedule 4.14 - Insurance
     Schedule 4.18 - Customers and Suppliers

                   SALE AND PURCHASE AGREEMENT

     This  Agreement  is entered into as of May  31,  2001  (this
"Agreement"), by and among ADDvantage Technologies Group, Inc., an Oklahoma corporation ("Buyer"), and Nick Ferolito, Russell
Brown (the "Sellers").

                            RECITALS:

      WHEREAS, Sellers own all of the issued and outstanding shares of common stock of Fero-Midwest, Inc., d/b/a Comtech
Services, Inc. (the "Company");

      WHEREAS, Buyer desires to purchase and Sellers desire to sell, on the terms, in the manner and subject to the conditions reflected below, all the issued and outstanding shares of common stock of the Company.

       WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with such purchase and sale of stock provided for in this Agreement and also to prescribe various conditions to such purchase and sale of stock.

      NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein set forth, the Parties have agreed, and hereby agree subject to the terms and conditions hereinafter set forth, as follows:


                            ARTICLE I
                           DEFINITIONS

     1.01 Defined Terms. Capitalized terms used herein shall have the meanings ascribed to them in this Article I, unless such terms are defined elsewhere in this Agreement.

     Affiliates:   shall  mean  any  persons  who  control,   are
controlled by or are in common control with any person.

     Business:   shall mean the business currently  conducted  by
the Company.

      Buyer: shall mean ADDvantage Technologies Group, Inc., an Oklahoma corporation. It is agreed that ADDvantage Technologies Group, Inc. may direct that the Purchased Assets be acquired by a wholly owned subsidiary of ADDvantage Technologies Group, Inc., provided, however, that in such event, ADDvantage Technologies Group, Inc. will continue to be subject to all of the liabilities, obligations, commitments and covenants of the Buyer hereunder.

     COBRA:   shall   mean   the  Consolidated   Omnibus   Budget
Reconciliation Act of 1985, as amended, and the regulations promulgated thereunder.

      COBRA Liabilities: shall mean any and all liabilities and obligations associated with, or related to, providing COBRA continuation coverage to Seller=s employees and former employees, and such employees= and former employees= beneficiaries, who are entitled to receive such continuation coverage.

     Company: shall have the meaning set forth in the Recitals.

     Contracts:    shall   mean   those  contracts,   agreements,
instruments, and other obligations described in Section 4.05(a).

      Claims:   shall  have  the meaning  set  forth  in  Section
12.06(a).

     Closing:   shall mean the consummation of the  purchase  and
sale  of  the  stock hereunder which shall occur on  the  Closing
Date.

     Closing   Date:   shall  have  the  meaning  set  forth   in
Section 3.01.

     Code:   shall  mean the Internal Revenue Code  of  1986,  as
amended.

     Disclosure Materials:  shall have the meaning set  forth  in
Section 4.22.

      ERISA:   shall have the meaning Employee Retirement  Income
Security Act of 1974, as amended.

     Employee Benefit Plans: shall mean (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA; and (ii) each personnel policy, stock option plan, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, program or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, retiree benefit plan or arrangement, fringe benefit program or practice (whether or not taxable), employee loan, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding; which is or has been sponsored, maintained or contributed to by the Company or any trade or business, whether or not incorporated, that together with the Company would be considered affiliated with the Company under Section 414(b), (c), (m) or (o) of the Code or
Section 4001(b)(1) of ERISA.

     Environmental Laws:  means Laws relating to pollution, clean-
up,   health  and  safety  of  persons  or  property,   Hazardous
Substances or the Release of materials into the Environment.

     Excluded  Assets:   shall mean any of those  assets  of  the
Company described in Section 2.02.

     Financial Statements: shall mean those financial statements of the Company described in Section 4.09.

     Governmental  Entity:   shall mean  any  court,  government,
governmental agency, commission or instrumentality, domestic or foreign.

     Hazardous Substances: means any substance which is a "hazardous substance", "hazardous waste", "toxic substance", "toxic waste", "pollutant", "contaminant," "solid wastes" or words of similar import under any Environmental Law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.) and the Clean Air Act (42 U.S.C. 7401 et seq.), and including without limitation, which contains polychlorinated biphenyl or gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds or asbestos.

      Indemnified  Party:  shall have the meaning  set  forth  in
Section 12.06(c).

      Indemnifying Party:  shall have the meaning  set  forth  in
Section 12.06(c).

      Knowledge:   means  actual  knowledge  without  independent
investigation.

     Legal Requirements: shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation of, including the terms of any license, certificate, franchise or permit issued by, the United States, any state, commonwealth, territory or possession thereof and any political or judicial subdivision or instrumentality of the foregoing, including, without limitation, courts, departments, commissions, boards, bureaus or agencies.

     Lien: shall mean any lien, mortgage, security interest, pledge, deposit, product payment, restriction, burden, encumbrance, rights of a vendor under any title retention or conditional sale agreement, or lease or other arrangement substantially equivalent thereto.

      Missouri Law: shall mean the current statutes and case law regarding corporations enacted and in effect in the State of Missouri.

     Oklahoma  Law:  shall mean the Oklahoma General  Corporation
Act, as amended.

     Parties:   shall have the meaning set forth in the  Recitals
to this Agreement.

     Permits: shall mean all franchises, permits, licenses, qualifications, rights-of-way, easements, municipal and other approvals, authorizations, orders, consents and other rights from, and filings with, any Governmental Entity of any jurisdiction that are necessary for the lawful conduct of the Business.

      Proprietary Rights: shall mean trade secrets, copyrights, patents, trademarks, service marks, customer lists, and all similar types of intangible property developed, created, or owned by the Compnay, or used by the Company in connection with the Business, whether or not the same are entitled to legal protection, including without limitation: (a) all designs, methods, inventions and know-how related thereto, (b) all trademarks, trade names (including "Comtech Services, Inc." and "Fero-Midwest, Inc."), service marks, and copyrights claimed or used by the Company whether or not they have been registered, and
(c) all customer lists of the Company.

     Purchase Price: shall mean the consideration to be paid by Buyer to Sellers for the shares of stock as provided in
Section 2.03.

     SEC:  shall mean the Securities and Exchange Commission.

     Securities:    shall   have  the  meaning   set   forth   in
Section 4.22.

     Securities Act: shall mean the Securities Act of 1933, as amended.

     Sellers:  shall mean Nick Ferolito and Russell Brown.

     Shares:   shall mean the shares of common stock,  par  value
$0.01, of Buyer.

      Survival  Period:   shall have the  meaning  set  forth  in
Section 12.06(d).

     Taxes: shall mean all net income, gross income, gross receipts, sales and use, ad valorem, franchise, profits, licenses, withholding, payroll, excise, severance, stamp, occupation, property, customs duties or other taxes, fees or charges of any kind whatsoever imposed by a foreign, federal, state, county or local taxing authority together with any interest or penalty thereon.

     1.02 Other Definitional Provisions.

         (a) Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof.

         (b) Exhibits and Schedules to this Agreement are attached hereto and by this reference incorporated herein for all purposes.

         (c) The words "this Agreement," "herein," "hereby," "hereunder" and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Article," "this Section" and "this subsection," and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation."

         (d) Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

           (e) References herein to "Sellers" shall mean either or both of the Sellers unless the context specifically requires otherwise.

                           ARTICLE II
                     STOCK PURCHASE AND SALE

     2.01 Purchase and Sale. At the Closing, upon the terms and subject to the conditions contained in this Agreement, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, all of the shares of common stock of the Company.

     2.02  Excluded Assets.   The Company shall convey to Sellers
the following assets on the Closing Date:

                         1999 GMC Vehicle
                         1998 Acura 3.5RL
                         Receivables in the amount
                         of $57,000 from the creditors of the Company listed in Schedule 2.02.

     2.03 Purchase Price. The Purchase Price shall consist of the following:

          (a) Buyer shall pay the sum of $250,000 in cash, to be paid at Closing as follows:

            (i) $125,000 to be paid to Mr. Ferolito;

            (ii)$125,000 to be paid to Mr. Brown.

           (b)   Buyer  will  deliver  into  the  escrow,  to  be
established pursuant to the terms of the separate Escrow Agreement attached as Exhibit A (the "Escrow"), a stock certificate for 14,358 shares of the Company's common stock naming Nick Ferolito as the owner of such shares (the "Ferolito Shares"), and a stock certificate for 14,358 shares of the Company's common stock naming Russell Brown as the owner of such shares (the "Brown Shares"). The Brown Shares and the Ferolito Shares shall be held and distributed pursuant to the terms and conditions of the Escrow.

     2.04 Instruments of Conveyance and Transfer. At the Closing, Sellers shall execute and deliver to Buyer, as appropriate, one or more instruments of assignment and other documents as may be reasonably necessary or appropriate (a) to vest in Buyer title to or ownership of all of the shares of stock of the Company, free and clear of any and all Liens, and (b) to carry out the transactions contemplated by this Agreement.

Sellers shall assist Buyer, as reasonably required after the Closing, at Buyer's expense, in registering and recording with appropriate Governmental Entities the assignment documents.


                           ARTICLE III
                             CLOSING

3.01 Closing. The Closing will take place at the offices of the Company, on May 17, 2001, or, if the conditions to Closing set forth in this Agreement have not been satisfied by such date, on the third business day following the day on which all such conditions have been satisfied or waived, provided, however, that the Closing Date will not be extended beyond May 31, 2001 without written consent of all of the parties("Closing Date").

     3.02Closing Obligations.  At the Closing:

         (a)  Sellers shall deliver to Buyer:

            (i)  the  instruments  of  assignment  described   in
     Section 2.04;

            (ii)the certificates required by Section 9.03; and

            (iii) such other certificates and documents as may be required under this Agreement or as Buyer shall reasonably request.

         (b)Buyer  shall  deliver to or on behalf of Sellers  Red
            Thor, L.L.C. and Nick Ferolito:

             (i)  payments to Sellers of the cash Purchase  Price
     by   check   or   other  available  funds  as  provided   in
     Section 2.03(a);

            (ii)payments to Red Thor, L.L.C. or Nick Ferolito of the amount set forth in Section 2 of the agreement to purchase real estate between Nick Ferolito ("Ferolito Real Estate Agreement") and the agreement to purchase real estate between Buyer and between Red Thor, L.L.C. and Buyer ("Red Thor Real Estate Agreement"). Buyer shall also assume indebtedness encumbering the real estate purchased under the Ferolito Real Estate Agreement and deliver agreement to assume indebtedness secured by Trust Deed in Section 2 of the Red Thor Real Estate Agreement or satisfy the indebtedness;

            (iii) deposit with the escrow agent the stock in consideration payable as set forth in Section 2.03(b);

            (iv)         payment of the shareholder loans to
     Sellers  as  set forth in Section 10.06;

            (v)  the certificate required by Section 10.03; and

            (vi)such other certificates and documents as may be required under this Agreement or as Sellers shall reasonably request.



                           ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF SELLER
                         AND THE COMPANY

     Sellers, jointly and severally, hereby represent and warrant to Buyer as follows:

     4.01 Organization, Good Standing, Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has all requisite corporate power and authority to carry on the Business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in Texas and in each other jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

     4.02 Capitalization. All of the shares of stock of the Company that are outstanding as of the date hereof, or will be outstanding immediately prior to Closing, are or will be duly authorized, validly issued, fully paid and nonassessable, are not or will not be subject to, or issued in violation of, any preemptive rights. Except as set forth above, there are no other shares of stock authorized or outstanding, and there are no other agreements, claims or commitments of any nature whatsoever (whether firm or conditional) obligating the Company to issue, transfer, deliver to sell, or cause to be issued, transferred, delivered or sold, additional shares of stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment.

     4.03 Subsidiaries. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any material equity interest in any firm, partnership, joint venture, association or other entity.

     4.04 Authorization of Agreement. (a) Each Seller has all requisite power and authority to enter into and perform all of his obligations under this Agreement. The execution and delivery of this Agreement by each Seller and the consummation by each Seller of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Seller. This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms except as enforceability may be subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (b) Neither the execution and delivery of this Agreement by Sellers nor the consummation of the transactions contemplated hereby to be performed by Sellers will
(i) materially violate or conflict with any provision of the articles of incorporation or bylaws of the Company, as currently in effect, or (ii) materially violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator binding upon the Company or the Business, except where such violations or conflicts would not in the aggregate have a material adverse effect on the Business, properties, financial condition or results of operations of the Company or on the ability of Sellers to consummate the transactions contemplated hereby.

         (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby to be performed by Sellers will result in a material breach of or constitute a material default (or with notice or lapse of time or both result in a breach of or constitute a default) under, or give rise to a right of termination, cancellation, acceleration or repurchase of any obligation or a right of first refusal with respect to any material property or asset or a loss of a material benefit or the imposition of a material penalty under, any of the terms, conditions or provisions of:

              (i) any mortgage, indenture, loan, or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which either Seller or the Company is a party or by which it or any of its properties is bound or affected, or pursuant to which either Seller or the Company has guaranteed the indebtedness or preferred stock of any person or entity, or

              (ii)any contract, lease, license, tariff, or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound or affected.

         (d) Neither the execution and delivery by Sellers of this Agreement nor the consummation of the transactions contemplated hereby to be performed by Sellers will result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties or other assets now or hereafter owned by the Company.

         (e) No consent, approval, order, certificate or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to either Seller or the Company in connection with the execution and delivery of this Agreement by either Seller or the consummation by Sellers of the transactions contemplated hereby.

         (f) The Company has made or obtained each registration, filing, submission, license, Permit, certificate, determination or governmental approval necessary to enable it to carry on the

Business. All such registrations, filings and submissions with any Governmental Entity relating to the operations of the Company were in material compliance with applicable law when filed, and no material deficiencies have been asserted by any such authority with respect to such registrations, filing or submissions. All the Permits are in full force and effect. Schedule 4.04 contains a full and complete list of Permits.

     4.05 Contracts and Agreements. (a) Before the Closing, Sellers will or will cause the Company to provide Buyer access to and the right to copy all contracts, agreements, commitments and instruments, including any and all amendments thereto (the "Contracts") to which the Company is a party or by which the Company or any of its assets are bound, including, but not limited to, purchase orders and agreements, maintenance agreements, bulk purchase contracts commission agreements and any contracts, agreements or written arrangements pursuant to which any affiliate of the Company receives any payments from or provide services, supplies, equipment or other materials to, the Company. Schedule 4.05 contains a full and complete list of all Contracts to which the Company is a party, the performance of which is in excess of $5,000.

          (b) The Company has complied in all material respects with the provisions of all the Contracts; the Company is not in material breach or default under, and there is no valid basis for any claim of breach or default under, and there has been no waiver of any breach or default under, any term or provision of any Contract; all the Contracts are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto in accordance with their terms. There has been no amendment or modification of any of the Contracts, except such amendments that have been delivered to Buyer. The Company is not participating in any discussions or negotiations regarding modification of any of the Contracts. Contracts will not be impaired by the consummation of the transactions contemplated in this Agreement.

     4.06       Trade   Names,   Trademarks,   Copyrights,   Etc.
Schedule 4.06 is a list that identifies each trade name, fictitious business name, or other similar name under which the Company has conducted any part of the Business or in which the Company has utilized any of its assets preceding the date of this Agreement. There have not been asserted against the Company any claims that any product, activity or operation of the Company infringes upon or involves, or had resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened which challenge the rights of the Company with respect thereto, in each case, which would have a material adverse effect on the business, properties, financial condition or results of operations of the Company.

     4.07 Proprietary Rights. The Company possesses full ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all Proprietary Rights owned by or registered in the name of and of the Company or used in the Business without any known conflict with the rights of others. The Company has in all material respects performed all of the obligations required to be performed by it, and is not in default in any material respect, under any agreement relating to any Proprietary Right. Proprietary Rights constitute trade secrets of the Company within the meaning of all applicable laws, and, to Seller's knowledge, the Company has taken all reasonable necessary steps required by law to protect these trade secrets as such. The Company owns or has valid rights to use all
Proprietary Rights. The operation of the Business is not in violation of and does not infringe any Proprietary Rights or any other proprietary or trade rights of any third person. To either Seller's knowledge, no third person is in violation of or is infringing upon any Proprietary Rights.

     4.08       Title  to  Properties:  Absence  of   Liens   and
Encumbrances: Leases.

          (a) The Company has good and marketable title to the material assets (other than Excluded Assets), tangible and intangible free and clear of all mortgages, liens, pledges, charges and encumbrances of any nature whatsoever except for those liabilities which are recorded on the Financial Statements as such and except for Permitted Encumbrances.

         (b) Schedule 4.08 sets forth all leases or agreements under which the Company is lessee of, or holds or operates, any property owned by any third party and which are to be assumed by the Buyer, including in each case, the expiration date of such lease or agreement, the payments to be made thereunder, the details of any option to renew or to purchase thereunder, the name or names of the lessor of each such lease and a brief description of the property covered thereby. Each such lease and agreement is in good standing and is valid and binding in accordance with its terms. The Company and each lessor have in all material respects performed all the obligations required to be performed by them to date and are not in default in any material respect under any such lease or agreement. None of the rights of the Company in such property under any such lease or agreement is subject to termination as the result of the transactions contemplated by this Agreement.

          (c) All of the tangible personal property of the Company is in good operating condition and repair, subject to ordinary wear and tear. The Company is not in violation of any applicable regulation, ordinance or other similar law, order, regulation or requirement relating to the Business or properties (including the placement, installation, operation, configuration, design or maintenance of emissions from such properties) which, if enforced, would materially and adversely affect the Business, properties, financial conditions or results of operations.

     4.09       Financial   Statements;   No   Adverse   Changes.
Schedule 4.09 contains a copy of the Company's unaudited balance sheet as at April 30, 2001 (the "Financial Statement"). The Financial Statement is complete in all material respects, present fairly the financial condition of the Company as at the date indicated, and the results of operations for the respective periods indicated, and have been prepared in the usual manner and in accordance with the Company's past practice and custom. The Financial Statement does not include or omit an asset or a liability or obligation of any kind or nature (whether known or unknown and whether absolute, accrued, contingent or other), the inclusion or omission of which would render such Financial Statement materially misleading. The Company has no liabilities (of any kind or nature, whether known or unknown and whether absolute, accrued, contingent or other) that are not adequately reflected or reserved against on the face of the Financial Statement except liabilities incurred since such date in the ordinary course of business and consistent with past practice. Since April 30, 2001, other than as contemplated or caused by this Agreement, there has not been (a) any material adverse change in the Business, condition (financial or otherwise), operations, or prospects of the Company; (b) any damage, destruction, or loss, whether covered by insurance or not, having a material adverse effect on the Business, condition (financial or otherwise), operations, or prospects of the Company; (c) any entry into or termination of any material commitment, contract, agreement, or transaction (including any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) of or involving or related to any of the Contracts or the Business other than this Agreement and agreements executed in the ordinary course of business; (d) any redemption, repurchase, or other acquisition for value of its capital stock by the Company, or any issuance of capital stock of the Company or of securities convertible into or rights to acquire any such capital stock or any dividend or distribution declared, set aside, or paid on capital stock of the Company;
(e) any transfer of or right granted under any material lease, license, agreement, patent, trademark, trade name, or copyright of the Company; (f) any sale or other disposition of any asset of the Company, or any mortgage, pledge, or imposition of any lien or other encumbrance on any asset of the Company, or any agreement relating to any of the foregoing; or (g) any default or breach by the Company in any material respect under any Contract, or license or permit related thereto or required in the performance thereof. Since April 30, 2001, the Company has conducted the Business only in the ordinary and usual course and, without limiting the foregoing, no changes have been made in
(a) executive compensation levels; (b) the manner in which other employees of the Company are compensated; (c) supplemental benefits  provided  to any such executives  or  other  employees;
(d) inventory levels in relation to sales levels, except, in any such case, in the ordinary course of business and, in any event, without material adverse effect on the Business, condition (financial or otherwise), operations, or prospects of the Company, or any mortgage, pledge, or imposition of any lien or other encumbrance on any asset of the Company, other than in the ordinary course of business, or any agreement relating to any of the foregoing or (e) any default or breach by the Company in any material respect under any contract, license or permit.

     4.101 Labor Matters. There are no activities or controversies, including, without limitation, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or, to the best of the knowledge of the Company, threatened, between the Company and any of its employees.

     4.11 Taxes. All Taxes due and payable by the Company for all periods ending on or before the Closing Date have been paid by the Company in full, or have been reserved against in the Financial Statements. There are no federal, state or local tax liens upon any assets of the Company. All returns and reports of Taxes required to be filed by or with respect to the Company or Seller, on or before the date of the Closing, have been filed by the Company or by Seller, and all Taxes due as shown thereon have been paid by the Company or by Seller. No issues have been raised (or are currently pending) by any Governmental Entity in connection with any of such returns or reports.

     4.12      Litigation.  Except as disclosed in Schedule  4.12
hereto:

         (a) There is no claim, action, suit, proceeding, arbitration, investigation or inquiry now pending or, to the knowledge of Seller, threatened against, relating to or affecting the Company or the assets, properties, or the Business of the Company or that questions the validity of this Agreement or affects the transactions contemplated herein; nor, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry.

         (b) Neither the Company nor any of its officers or employees has been permanently or temporarily enjoined or prohibited by order, judgment or decree of any Governmental Entity, other regulatory or self-regulatory body or association, or arbitrator from engaging in or continuing any conduct or practice in connection with the Business engaged in by the Company.

         (c) There is not in existence any order, judgment or decree of any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator enjoining or prohibiting the Company from taking, or requiring Sellers or the Company to take, any action of any kind or to which the Company or any of the Business, or any of the properties or assets material to the operation of the Business, are subject or bound.

         (d) The Company is not in default in any respect under any order, writ, injunction or decree of any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator.

     4.13 Insurance. Schedule 4.13 lists each insurance policy maintained by the Company on any of its properties including the coverage and deductible amounts and expiration dates. The insurance coverage maintained by the Company at the date of this Agreement is in the judgment of Sellers adequate in scope and amount in view of the properties owned and operations carried on by it. The Company has substantially complied in all material respects with the provisions of all such policies. All of the policies listed on Schedule 4.13 will remain in full force and effect following the Closing in favor of the Company and/or Buyer.

     4.14 Brokers and Finders. No person has acted on behalf of Sellers or the Company in connection with any negotiations relative to this Agreement and the transactions contemplated hereby. No person has a valid claim for a brokerage commission, finder's fee or other like payment against Buyer, Sellers or the Company based upon any arrangement or agreement or other action taken, made by or on behalf of Sellers or the Company.

     4.15     Compliance with Laws.

         (a) The Company is in compliance in all material respects with all Legal Requirements applicable to any of its properties or assets and/or the ownership, operation and use thereof, and neither Seller or the Company has received notice of any noncompliance or alleged noncompliance with any Legal Requirement relating or applicable to any of its properties or assets or to the operation of the Business, the existence or enforcement of which would have a material adverse effect on the

Buyer's ability to operate them on the same basis as currently conducted and operated or which would require the payment of refunds, fines, penalties or restitution in respect of matters occurring prior to the Closing, including, without limitation, any Legal Requirement relating to (i) wages, hours, hiring, non-discrimination, promotion, retirement, benefits, pensions or working conditions, (ii) air, water, noise, odor or solid or liquid waste (including the generation, treatment, storage, disposal or transportation thereof), (iii) health and safety,
(iv) zoning, (v) the production, processing, advertising, sales or warranty of products or services of the Business or (vi) trade or antitrust regulations.

           (b) All properties now or previously owned or leased by the Company are in compliance with Environmental Laws, and neither Seller nor the Company has any liability under any Environmental Laws. The Company has obtained all Permits required under applicable Environmental Laws, and the Business is in compliance with the terms and conditions of any required Permits.

           (c) The Business does not involve (and has not historically involved) the use, handling, manufacture, treatment, processing, storage, generation, release, threatened release, discharge, dumping or disposal (collectively, a "Release") of any Hazardous Substances, except in compliance with all applicable Environmental Laws.

           (d) There is no pending or, to the Knowledge of Sellers or the Company, threatened claim against the Company under any Environmental Laws which relates to the Business and/or any property now or previously owned or operated by the Company.

           (e) There has been no Release by the Company of any Hazardous Substances at, on or under any property now or previously owned or operated or leased by the Company which would individually or in the aggregate have a material adverse effect on the Business or any assets or property of the Company.

           (f) The Company has delivered to Buyer copies of all environmental audits and other studies and reports in the Seller's or the Company's possession relating to the Business or any of its assets now or previously owned or operated.

     4.16 Bills and Invoices. All bills and other payments due and payable by the Company with respect to the Company's assets and the Business have been or will be paid in full in the ordinary course of business, and no labor, material or services have been provided or performed with respect to the Business and the assets that have not been or will not be paid in full.

     4.17 Customers and Suppliers. The Schedule 4.17 contains a complete and accurate list of (a) the 25 largest customers of the Company (based on 2000 sales), together with the volume of the sales made to such customers during 2000, and
(b) the 25 largest suppliers to the Company (based on 2000 purchases), together with the volume of the purchases made from such suppliers during 2000. To Seller's knowledge, none of such customers or suppliers intends to cease purchasing from, or selling to, the Company or to materially alter the amount of such purchases or sales as a result of the transactions contemplated hereby or otherwise.

      4.18 Accounts Receivable. All accounts receivable of the Company represent transactions in the ordinary course of business, and are current and collectible net of any reserves, if any, shown on such the Financial Statements (which reserves are adequate and were calculated consistent with past practice).

     4.19 Books and Records. All books, records and files of the Company relating to its assets (a) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures; and (b) fairly and accurately reflect the ownership, use, enjoyment and operation by the Company of the assets and the Business.

     4.20 Untrue Statements. This Agreement and the exhibits, schedules and appendices hereto, the Financial Statements and all other documents and information furnished by Sellers or the Company or any of its affiliates or representatives to Buyer or its representatives pursuant hereto or in connection herewith do not include and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading. There are no facts specific to the Company (and not relating to the industry, governmental regulation, the economy or market conditions, weather or other such matters which would affect the Business and all other similar or competitive businesses generally) which materially and adversely affect or, so far as Sellers can now reasonably foresee, will materially and adversely affect the Business or prospects, operations or principal properties of the Company or the ability of any party to perform its obligations under this Agreement.

     4.21 Actions Since December 31, 2000. Since April 30, 2001, neither Seller nor the Company has taken any actions that would be prohibited under the provisions of this Agreement (without the prior consent of Buyer) after the date of this Agreement.

     4.22 Sellers Investment Representations. In connection with their acquisition of the shares of ADDvantage Technologies
Group, Inc. to be issued pursuant hereto (the "Securities"), each Seller represents, warrants and covenants that:

         (a) Such Seller is acquiring the Securities for investment purposes only and not with a view to the distribution thereof. Each Seller acknowledges that the issuance of the Securities has not been registered with the SEC under the Securities Act or with any state securities agencies or commission under any state securities or blue sky laws. Such Seller will not sell, assign or otherwise transfer the Securities or any portion thereof or interest therein except pursuant to a registration statement that has been filed with and declared effective by the SEC and any relevant state securities agencies or commissions or such transaction is made in strict compliance with the requirements and conditions of applicable exemptions from the registration requirements of such acts.

         (b) Each Seller has received and reviewed copies of the Buyer's Annual Report on Form 10-KSB for year ended September 30, 2000; Buyer's Quarterly Report on Form 10-QSB for the period ended March 31, 2001, and copies of the Proxy Statement prepared for use in connection with management's solicitation of proxies for its annual meeting of shareholders to be held March 5, 2001. The said materials are referred to herein collectively as the "Disclosure Materials." Each Seller has had the opportunity to discuss Buyer=s business, management and financial affairs with its Chairman of the Board and Chief Executive Officer or other executive officers of Buyer and has had the opportunity to review Buyer=s plan of operation. Each Seller understands that such discussions, as well as the Disclosure Materials and any other written information issued by Buyer were intended to describe certain aspects of Buyer=s business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

         (c) Each Seller further agrees that each certificate representing the Securities shall be endorsed with a legend which shall provide substantially as follows:

                 (i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACT. NEITHER THE RECORD NOR THE BENEFICIAL OWNERSHIP OF SAID SECURITIES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SAID SECURITIES UNDER SAID ACTS AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR RULES UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACTS ARE AVAILABLE WITH RESPECT TO SUCH SALE OR TRANSFER AND SAID SALE OR TRANSFER IS MADE PURSUANT TO AND IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF SAID EXEMPTIONS.

               (ii) Any other legend required by any state securities laws.


                            ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Sellers as follows:

     5.01     Organization, Good Standing, Power.

         (a) Buyer is a corporation duly organized, validly existing and in good standing under Oklahoma Law and has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This

Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as enforceability may be subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby to be performed by Buyer will (i) violate or conflict with any provision of the articles of incorporation or bylaws of Buyer, as currently in effect, or (ii) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator binding upon Buyer or any of its properties, except where such violations or conflicts would not in the aggregate have a material adverse effect on the business, financial condition or properties of Buyer or on the ability of Buyer to consummate the transactions contemplated hereby and except for violations that will be cured, waived or terminated prior to the Closing Date.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby such filings or registrations which, if not made, and such authorizations, consents or approvals which, if not received, would not have any material adverse effect on the Business, financial condition, or properties of Buyer or on the ability of Buyer to consummate the transactions contemplated hereby.

     5.02 Brokers and Finders. No person has acted on behalf of Buyer in connection with any negotiations relative to this Agreement and the transactions contemplated hereby. No person has a valid claim for a brokerage commission, finder's fee or other like payment against Buyer.


                           ARTICLE VI
                       COVENANTS OF SELLER

     Sellers, jointly and severally, covenant and agree with Buyer that, at all times prior to the Closing, each Seller will comply, and will cause the Company to comply, with all covenants and provisions of this Article VI, except to the extent Buyer may otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement.

     6.01 Approvals. Sellers will (a) take all reasonable steps and use all reasonable efforts necessary or desirable to recommend the granting of and to obtain, as promptly as practicable, all approvals, authorizations, certificates, franchises, licenses, consents and clearances of Governmental Entities and of third parties, required of Sellers or the Company to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental

Entities as Buyer or such authorities may reasonably request, and
(c) cooperate with Buyer in obtaining, as promptly as practicable, all approvals, authorizations, certificates, franchises, licenses, consents and clearances of Governmental Entities required of Buyer to consummate the transactions contemplated hereby.

     6.02 Investigation by Buyer. Sellers will provide Buyer, its counsel, accountants, actuaries and other representatives with reasonable access, upon prior notice and during normal business hours at Buyer's expense, to all facilities managers, employees, agents, accountants, actuaries, assets, properties, books and records of the Company relating to the Business and its assets, and will furnish Buyer and such other persons during such period with all such other information and data concerning the assets or the Business, operations and affairs of the Company or the transactions contemplated hereby as Buyer or any of such other persons reasonably may request.

     6.03 Conduct of the Business. The Company will conduct the Business only in the ordinary course and consistent with past practice and custom. Without limiting the generality of the foregoing:

         (a)  The  Company  will  use its reasonable  efforts  to
(i) preserve intact the Company's present business organization, reputation and customer relations, (ii) keep available the services of the Company's present managers, employees, agents, consultants and other similar representatives, (iii) maintain all licenses, Permits, qualifications and authorizations of the Company to do business in each jurisdiction in which it is so licensed, qualified or authorized, (iv) maintain all the tangible assets of the Company in good working order and condition, ordinary wear and tear excepted, (v) continue all current marketing, selling and manufacturing activities relating to the Business, operations or affairs of such Seller, and (vi) not modify, extend, terminate, amend or otherwise change any Contract, or any purchase order, contract or other material contract related to or comprising the Contracts, in any material respect.

         (b) The Company will cause its books and records to be maintained in the usual manner and consistent with past practice and custom and will not permit a material change in any operational, financial reporting or accounting practice or policy of the Company or in any assumption underlying such a practice or policy, or in any method of calculating any bad debt, contingency or other reserve for financial reporting purposes or for other accounting purposes.

          (c) The Company will (i) prepare properly and file timely all reports and all tax returns required to be filed with any Governmental Entities with respect to the Business, and
(ii) pay or cause to be paid duly and fully all Taxes indicated by such tax returns or otherwise levied or assessed upon the Company or its assets, and withhold or collect and pay to the proper taxing authorities or hold in separate bank accounts for such payment all taxes that such corporation is required to so withhold or collect and pay, unless such taxes are being contested in good faith and, if appropriate, reasonable reserves therefor have been established and reflected in the books and records of the Company and in accordance with generally accepted accounting principles consistently applied.

         (d) The Company will use all reasonable efforts to maintain in full force and effect until the Closing Date substantially the same levels of coverage as the insurance afforded under the contracts in force as of the date of this Agreement.

         (e) The Company will comply, in all material respects, with all Legal Requirements applicable to the Business and its assets.

         (f) The Company will not, without the prior written consent of Buyer, (i) enter into or execute any contract, agreement, lease, indenture, note or other commitment not in the ordinary course of business or which would involve a commitment to be assumed or borne by Buyer with a value of more than $10,000.00 or a period of more than one year; (ii) hire, terminate, promote, transfer, change the salary or other form of compensation of, grant any leave of absence to or change any policies of the Company or employment arrangements or agreements the Company may have with respect to any employees of the Company or increase the annual level of compensation of any employee of the Company; (iii) amend, cancel, modify, alter or otherwise change the terms of any of its leases or other material agreements, arrangements, commitments, or other rights or obligations to which it may be entitled or subject; or (iv) waive or relinquish any of its rights, claims or authority, or give any material consents to action or inaction, under any of the agreements, arrangements, commitments, leases or other bases of its rights or obligations.

     6.04      No  Disposal  of Property.  The Company  will  not
(a) dispose of or assign any of the assets or permit any of its assets to be subjected to any Liens, except to the extent any such disposition does not exceed $1,000.00 in value or any such Lien is made or incurred in the ordinary course of the business consistent with past practice and custom, or (b) sell any part of its operations or the Business to any third party.

     6.05 No Acquisitions. The Company will not (a) merge, consolidate or otherwise combine or agree to merge, consolidate or otherwise combine with any other person, (b) acquire all or substantially all, or a material portion of all, the assets, capital stock or other equity securities of any other person, or any business division of any other person or (c) otherwise acquire control or ownership of any other person.

     6.06 No Breach or Default. The Company will not violate, breach or default, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a violation, breach or default under, any term or provision of any Contract to which the Company is a party or by which any of its assets are or may be bound.

     6.07     No Indebtedness.

          (a) The Company will not create, incur, assume, guarantee or otherwise become liable for (i) any debt, obligation or other liability for money borrowed, or (ii) any other debt, obligation or other liability; and

          (b) The Company will not cancel, pay, agree to cancel or pay, or otherwise provide for a complete or partial discharge in advance of a scheduled payment date with respect to, any debt, obligation or other liability, or waive, cancel or compromise any right to receive any direct or indirect payment or other benefit under any debt, obligation or other liability owing to such corporation, except in the ordinary course of business consistent with past practice and custom.

     6.08 Payment of Liabilities. Except to the extent any such action would not affect in any material adverse manner or respect the Company's assets, the Business or the Company's ability to comply with its commitments, obligations and covenants hereunder and to consummate the transactions contemplated hereby, the Company will not delay or postpone beyond normal past practice and custom the payment of any material account payable or other debt, obligation or other liability.

     6.09 Notice and Cure. Sellers will notify Buyer promptly in writing as soon as either Seller has knowledge of the same, and contemporaneously will provide Buyer with true, complete and correct copies of any information or documents relating to, and will use all reasonable efforts to cure before the Closing, any event, transaction or circumstance that results in or will result in the breach of any covenant or agreement of either Seller or the Company under this Agreement, or that renders or will render untrue any representation or warranty of either Seller or the Company contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Sellers will use all reasonable efforts to cure, at the earliest practicable date and prior to the Closing Date, any violation or breach of any representation, warranty, covenant or agreement made by Sellers or the Company in this Agreement, whether occurring or arising before or after the date of this Agreement.

     6.10 Cooperation of Management Pending Transaction. Sellers covenant and agree that between the date hereof and the Closing Date, Sellers and the Company's management will cooperate with Buyer and endeavor to help persons designated by Buyer to become familiar with the Company's assets, the Business, operations, properties, business prospects, needs, employees and any other matters pertaining to its assets, the Business and operations and to begin implementation of any transitional plan to be developed by Buyer and the Company.

     6.11 Certificates of Good Standing. Sellers shall obtain and provide to Buyer at Closing, a certificate of good standing of the Company from the State of Missouri, each state in which the Company is authorized to do business, and from each state in which the Company is doing business.

     6.12 Employee Benefit Plans. The Company will not amend or terminate any Employee Benefit Plans and will fund any deficiency in any Employee Benefit Plan. Each Employee Benefit Plan substantially complies in all material respects with the provisions of and has been administered in compliance with the applicable provisions of ERISA, if applicable, and all other applicable Laws. Each Employee Benefit Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter that such plan satisfied the requirements of the Tax Reform Act of 1986. Without limiting the generality of the foregoing, no "prohibited transaction" (as such term is defined in Section 4975 of the Code, or in Part 4 of Subtitle B of Title I of ERISA) has occurred with respect to any Employee Benefit Plan that could result in the imposition of material Taxes or penalties on the Company, and the Company has not failed to make any contribution to, or to make any payment after such payment was due under, any Employee Benefit Plan that it was required to make (when such payment was required) pursuant to the terms of such Employee Benefit Plan or pursuant to applicable law that could result in any material liability to the Company. The Company has filed each annual report on Form 5500 that is required to be filed for each Employee Benefit Plan that is an "employee benefit plan" as defined under ERISA. There is no pending or, to the Knowledge of Sellers or the Company, threatened action, suit, claim, proceeding, investigation or governmental inquiry against or involving any Employee Benefit Plan (other than routine claims for benefits) that could result in the imposition of any material liability on the Company.

     6.13 Name. From and after the Closing Date, Sellers agree not to use the name "Fero-Midwest, Inc." or "Comtech" or any deceptively similar name or related Proprietary Rights and shall provide to or at the request of Buyer any consent, waiver or approval that may be required or advisable in connection with Buyer's use of such name.


                           ARTICLE VII
                       COVENANTS OF BUYER

     Buyer covenants and agrees with Sellers that, at all times prior to the Closing, Buyer at its expense will comply with all covenants and provisions of this Article VII, except to the extent Sellers may otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement.

     7.01 Approvals. Buyer will (a) take all reasonable steps and use all reasonable efforts necessary or desirable to recommend the granting of and to obtain, as promptly as practicable, all approvals, authorizations and clearances of Governmental Entities and of third parties, required of Buyer to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental Entities as Sellers or such authorities may reasonably request, and (c) cooperate with Sellers in obtaining, as promptly as practicable, all approvals, authorizations and clearances of Governmental Entities required of the Company to consummate the transactions contemplated hereby.

     7.02      Obligation of Buyer to Make Transaction Effective.
Buyer shall take all actions necessary on its part to carry out the transactions contemplated hereby.

     7.03 Notice and Cure. Buyer will notify Sellers promptly in writing of, and contemporaneously will provide Sellers with true, complete and correct copies of any and all information or documents relating to, and will use all reasonable efforts to cure prior to the Closing, any event, transaction or circumstance occurring after the date of this Agreement that results in or will result in any covenant or agreement of Buyer under this Agreement to be breached, or that renders or will render untrue any representation or warranty of Buyer contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Buyer also will use all reasonable efforts to cure, at the earliest practicable date and before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement.


                          ARTICLE VIII
               CONDITIONS PRECEDENT TO OBLIGATIONS
                      OF BUYER AND SELLERS

     Notwithstanding any other provision of this  Agreement,  the obligation of each of Buyer and Sellers to consummate the transactions contemplated hereby shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any one of which may be waived by such party:

     8.01 Consents and Approvals. All approvals of, and consents by all Governmental Entities and other persons, and all permits by and all filings with and submissions to all such Governmental Entities and other persons as may be required for the consummation of the transactions contemplated by this Agreement (including, without limitation, approval by Buyer's primary lending bank), shall have been obtained or made and reasonably satisfactory evidence thereof shall have been received.

     8.02 Certain Actions, Etc. There shall not have been instituted and be continuing or threatened against Buyer, either Seller, the Company or any of their respective directors or officers, any action, suit or proceeding by or before any Governmental Entity that would (a) restrain, prohibit or invalidate, or result in the payment of substantial damages in respect of, the transaction or any other transaction contemplated by this Agreement or (b) impose or confirm material limitations on the ability of Buyer effectively to exercise full rights of ownership of the Company's assets.


                           ARTICLE IX
          CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     Notwithstanding any other provision of this Agreement, the obligation of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any one of which may be waived by Buyer:

     9.01 Accuracy of Representations and Warranties. The representations and warranties of Sellers and the Company set forth in Article IV shall be true and correct in all material respects as of the date of this Agreement and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing except for such changes with respect thereto which are contemplated by this Agreement or the passage of time.

     9.02 Performance of Covenants, Agreements and Conditions. Sellers and the Company shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by them at or prior to the Closing.

     9.03      Officers'  Certificate,  Etc.   Buyer  shall  have
received (a) a certificate, dated the date of the Closing Date and signed by each Seller and the Company, to the effect set forth in Sections 9.01 and 9.02 and (b) such other certificates, instruments and documents as shall be reasonably requested by Buyer for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

     9.04 Real Estate Purchase Agreement At or prior to the Closing, (i) Buyer and Red Thor L.L.C. shall have entered into the Red Thor Real Estate Purchase Agreement in the form of Exhibit B hereto covering the purchase of a facility in the state of Texas and (ii) Buyer and Ferolito. shall have entered into the Ferolito Real Estate Purchase Agreement in the form of Exhibit C.
     .

     9.05 Non-Compete and Other Agreements. At or prior to the Closing, Sellers shall have entered into a Non-Compete Agreement with the Company substantially in the form of Exhibit D hereto. Each Seller agrees to enter into such Non-Compete Agreement.

     9.06      Employment Agreements.   Each of the Sellers shall
have entered into an Employment Agreement with the Company substantially in the form of Exhibit E hereto.

     9.07      Delivery  of  Assignments .   Sellers  shall  have
executed, acknowledged (if appropriate) and delivered to Buyer all assignments as Buyer and its counsel may reasonably request.


                            ARTICLE X
         CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

     Notwithstanding any other provision of this Agreement, the obligations of Sellers to consummate the transactions contemplated hereunder shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any one of which may be waived by Sellers.

     10.01 Accuracy of Representations and Warranties. The representations and warranties of Buyer set forth in Article V shall be true and correct in all material respects as of the date of this Agreement and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing except for such changes with respect thereto which are contemplated by this Agreement or the passage of time.

     10.02 Performance of Covenants, Agreements and Conditions. Buyer shall have duly performed, complied with and satisfied all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by it, at or prior to the Closing.

     10.03 Officers' Certificates, Etc. Sellers shall have received (a) a certificate, dated the Closing Date and signed by an authorized representative of Buyer, to the effect set forth in Sections 10.01 and 10.02, and (b) such other certificates, instruments and documents as shall be reasonably requested by Sellers for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

     10.04 Employment Agreements. The Company and each Seller shall have executed the Employment Agreement in the form of Exhibit E attached hereto.

     10.05 Real Estate Purchase Agreement Prior to the Closing, Buyer and Red Thor L.L.C. shall have entered into the Red Thor Real Estate Purchase Agreement in the form of Exhibit B hereto covering the purchase of a facility in the state of Texas and (ii) Buyer and Ferolito shall have entered into the Ferolito Real Estate Purchase Agreement in the form of Exhibit C and Buyer is ready, willing and able to tender the payments and documents set forth in Section 3.02

     10.06 Payment of Shareholder Loans. At Closing, the Buyer will contribute cash equal to the outstanding amount of the Shareholder Loans referenced below. The Company shall pay to Sellers the amounts owed them under the outstanding shareholder loans to the Company. At the date of this Agreement, the amounts owed to the Sellers are as follows:

        Nick Ferolito            $33,306
        Russell Brown            $36,481







                           ARTICLE XI
                     TERMINATION AND WAIVER

     11.01 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual consent of Buyer and Sellers;

         (b) by either Buyer or Sellers if the transaction shall not have been consummated on or before June 1, 2001;

         (c) at Buyer's election, upon written notice from Buyer to Sellers, if any one or more of the following events shall occur and shall not have been remedied to the satisfaction of Buyer within 15 days after written notice is delivered to Seller:
(i) there shall have been any material breach of any of the obligations, covenants, or warranties of Sellers hereunder; or
(ii) there shall have been any written representation or statement furnished by Sellers hereunder which at the time furnished is false or misleading; or

         (d) at Sellers' election, upon written notice from Sellers to Buyer, if any one or more of the following events shall occur and shall not have been remedied to Seller's satisfaction within 15 days after written notice is delivered to
Buyer: (i) there shall have been any material breach of any of the obligations, covenants, or warranties of Buyer hereunder; or
(ii) there shall have been any written representation or statement furnished by Buyer hereunder which at the time furnished is false or misleading.

     11.02 Effect of Termination. If either Buyer or Sellers terminate this Agreement as provided in the foregoing section, this Agreement will forthwith become void, and there will be no liability or obligation on the part of Buyer or Sellers or the Buyer's officers or directors except as set forth in
Sections 13.01 (relating to expenses) and 12.01 (relating to confidentiality), and except for the liability of any party then in breach of this Agreement.

     11.03     Waiver.   Any term or provision of this  Agreement
may be waived in writing at any time by Buyer, if it is entitled to the benefits thereof, or by Sellers, if they are entitled to the benefits thereof.


                           ARTICLE XII
                  OTHER AGREEMENTS; SURVIVAL OF
         REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     12.01 Confidentiality. Except as may be required to comply with applicable law and regulations or to obtain required regulatory approvals to consummate this transaction, whether state, federal or foreign, and except as required to comply with express obligations under this Agreement, each of the parties hereto will use its or his best efforts to keep confidential all information relating to this transaction and will instruct its officers, employees and other representatives having access to such information of such obligation of confidentiality. In the event the transactions contemplated herein are not consummated, each of the parties hereto shall return all documents, including any copies thereof, to the party which provided the same.

     12.02 Public Announcements. None of the Parties will make any public announcement without prior approval of the other, except as may otherwise be required by law, in which event, the party required by law to make a public announcement shall provide the other party with prior notice of the text thereof to the extent reasonably practicable.

     12.03 Additional Agreements. Subject to this Agreement, each of the Parties agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of the Parties will take all such necessary action.

     12.04 Forwarding Payments and Property. If any party receives any payments or property after the Closing to which any of the other parties hereto are entitled under the terms of this Agreement, the recipient shall promptly forward the same to the party entitled thereto.

     12.05 Available Remedies. Each Party agrees that, consistent with its intention and agreement to be bound by the terms of this Agreement and to consummate the transactions contemplated hereby, subject only to the performance or satisfaction of conditions precedent, the remedy of specific performance shall be available to a non-breaching and non-defaulting party to enforce performance of this Agreement by a breaching or defaulting party, including to require the consummation of the Closing.

     12.06    Indemnification.

           (a) By Sellers and the Company. Sellers, jointly and severally, agree to indemnify, defend and hold Buyer and its Affiliates harmless from and against any and all losses, liabilities, claims, demands, damages, costs and expenses (including reasonable attorneys' fees and disbursements) of every kind, nature and description (collectively, "Claims") sustained by Buyer or any of its Affiliates based upon, arising out of or otherwise in respect of (i) the breach of any representation or warranty of Sellers contained in this Agreement or in any certificate, agreement, document or instrument delivered pursuant to this Agreement, or (ii) the breach of any covenant or agreement, of Sellers contained in this Agreement or in any certificate, agreement, document or instrument delivered pursuant to this Agreement, or (iii) any Claim relating to the ownership, operation, management or use of the stock of the Company or the Company's assets or the Business to or on the Closing Date unless and to the extent that such Claim arises solely from any action of Buyer after the Closing or is expressly assumed by Buyer hereunder. Amounts due from Sellers hereunder may be satisfied, at the option the Buyer, by the reduction in the number of shares of Buyer's stock to be issued to Sellers pursuant to Section 2.03(b). For these purposes, these shares shall be valued at $2.00 per share. Sellers shall have no duty to satisfy any claim for indemnification under this Section 12.06 except through a transfer of stock to Seller pursuant to the Escrow Agreement. Accordingly, Buyer's right to indemnification under this Section
12.06 shall lapse with respect to any Claim to the extent the amount of the Claim exceeds the fair market value of the stock then held in escrow. In addition, Sellers shall be under no obligation to indemnify Buyers for any Claims under item (i) above until the total amount of all such Claims exceeds $5,000 and then only to the extent of the excess.

         (b) By Buyer. Buyer agrees to indemnify, defend and hold Sellers harmless from and against any and all Claims sustained by Sellers caused by (i) the breach of any representation or
warranty  of  Buyer  contained  in  this  Agreement  or  in   any
certificate, agreement, document or instrument delivered pursuant to this Agreement, or (ii) the breach of any covenant or agreement, of Buyer contained in this Agreement or in any certificate, agreement, document or instrument delivered pursuant to this Agreement, or (iii) the ownership, operation, management or use of the Company's assets or the Business after the Closing, unless and to the extent that such Claim arises solely from any action of Sellers after the Closing.

           (c) Notification and Defense of Claims. Any party seeking indemnification or reimbursement for Claims hereunder (the "Indemnified Party") shall as promptly as practicable notify the party from which such indemnification is sought (the "Indemnifying Party") upon which the Indemnified Party intends to base a claim for indemnification or reimbursement hereunder; provided, however, that the failure of an Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability under this Agreement to the Indemnified Party with respect to such Claim except to the extent the
Indemnifying Party is actually prejudiced or damaged by the failure to receive timely notice. In the event of any claims for indemnification or reimbursement, the Indemnifying Party, at its option, may assume (with legal counsel reasonably acceptable to the Indemnified Party) the defense of any claim, demand, lawsuit or other Proceeding brought against the Indemnified Party, which claim, demand, lawsuit or other Proceeding may give rise to the indemnity or reimbursement obligation of the Indemnifying Party hereunder, and may assert any defense of any party; provided, however, that the Indemnified Party shall have the right at its own expense to participate jointly with the Indemnifying Party in the defense of any claim, demand, lawsuit or other Proceeding in connection with which the Indemnified Party claims indemnification or reimbursement hereunder. Notwithstanding the right of an Indemnified Party so to participate, the Indemnifying Party shall have the sole right to settle or otherwise dispose of such claim, demand, lawsuit or other Proceeding on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate with respect to any issue involved in such claim, demand, lawsuit or other Proceeding as to which (i) the Indemnifying Party shall have acknowledged the obligation to indemnify the Indemnified Party hereunder and the settlement is solely for cash or (ii) the Indemnified Party shall have declined so to participate and, in either case, the Indemnified Party is provided a full and complete release of Claims.

           (d) Survival of Representations and Warranties. The representations and warranties of the parties to this Agreement shall survive the Closing Date and shall remain in full force and effect following the Closing Date for a period of one year from the Closing Date; provided, that the representations and warranties related to Tax matters shall survive until the applicable statute of limitations for any potential Tax liability has expired and representations and warranties related to environmental claims shall survive indefinitely (the period during which the representations and warranties shall survive being referred to herein with respect to such representations and warranties as the "Survival Period"), and shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under Section 12.06 hereof may be made thereon) if a written notice asserting the claim shall have been duly given in accordance with Article XII hereof within the Survival Period with respect to such matter. Any claim for indemnification made during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of such indemnification notwithstanding that such claim may not be resolved within the Survival Period. All representations, warranties and covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered in connection with this Agreement or otherwise in connection with the transactions contemplated hereby.

           (e) Exclusive Rights and Remedies. The rights and remedies provided in this Section 12.06 shall be the exclusive rights and remedies, contractual or otherwise, of the indemnified Persons with respect to breaches of the representations, warranties, covenants and agreements contained in this Agreement.

     12.07    Actions of the Parties after the Closing Date.  The
Parties agree that after the Closing, they will take the actions described in this Section 12.07.

         (a)  Sellers acknowledge and agree that from  and  after
the Closing, Buyer will be entitled to originals of all title documents and copies of all other documents, books, records (including tax records), agreements, and financial data of any sort relating to the Business and the Company's assets. Buyer agrees to provide Sellers, at Sellers' cost, with copies of such documents, books, records, agreements, and financial data as reasonably needed and requested by Sellers.

         (b) In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business or the Company's assets, the other party will to the extent reasonably practicable cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party. However, with respect to any such information as to which the contesting or defending party may reasonably assert that the disclosure pursuant hereto would waive a privilege, the parties will use their reasonable efforts to develop procedures to maintain such privilege.

         (c)  Neither  Seller  will  take  any  action  that   is
designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Business from maintaining the same business relationships with Buyer after the Closing Date as it maintained with the Company prior to the Closing Date. Sellers will refer all customer inquiries relating to the Business to Buyer from and after the Closing Date.

         (d) Sellers agree that after the Closing Date any facts, information, know-how, processes, trade secrets, customer lists or confidential matters that relate in any way to the Company's assets shall be maintained in confidence and shall not be divulged by either Seller to any party unless and until they shall become public knowledge (other than by disclosure by either Seller or the Company's employees or agents) or as required by law. Each Seller further agrees to use his best efforts to ensure that none of the Company's employees or agents divulge any such confidential information to a third party or use the same for the benefit of Sellers, any such officer, employee or agent or any other third party, unless and until it shall have become public knowledge (other than by disclosure by either Seller or the Company's officers, employees or agents). Buyer shall have the right to interview the Company's employees for the purpose of obtaining information concerning the Business and Sellers hereby waive any right, claim, or cause of action, express or implied, which Sellers or either of them may have against any of the Company's employees or agents by reason of any such employee or agent divulging to Buyer after the Closing Date any facts, information, know-how, processes, trade secrets, customer lists or similar confidential matters that relate to the Business or the Company's Assets.


                          ARTICLE XIII
                          MISCELLANEOUS

     13.01 Expenses. Except as otherwise provided herein, each Party will pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby. In addition, Sellers will pay all of the costs and expenses which the Company may incur in connection with the Company's execution of this Agreement and its consummation of the transactions contemplated hereby. Should any Party bring any legal action or other proceedings to enforce the terms of this Agreement, the prevailing Party shall be entitled to recover its or his costs and expenses incurred in connection therewith, including its or his reasonable attorneys fees and expenses.

     13.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by telex, facsimile transmission, a nationally recognized overnight delivery service or registered or certified mail (return receipt requested), postage prepaid, to the parties to this Agreement at the following addresses or at such other address for a party as shall be specified by like notice:

     If to Buyer:
                            ADDvantage Technologies Group, Inc.
                            1605 E. Iola
                            Broken Arrow, Oklahoma 74012
                            Attention:  Kenneth A. Chymiak
     with a copy to:
                            Conner  &  Winters,  A  Professional
                            Corporation
                            3700 First Place Tower
                            Tulsa, Oklahoma 74103
                            Attention:  Lynnwood R. Moore, Jr.
                            Facsimile:  (918) 586-8548

     If to Sellers:         Nick Ferolito
                            Russell Brown
                            2675 East 28th Street
                            Sedalia, Missouri
                            Facsimile: (660) 826-8461

     with a copy to:        David E. Grein
                            Hagen, Dye, Hirschy & DiLorenzo, P.C.
                            888 SW Fifth Avenue, Suite 1000
                            Portland, Oregon  97204-2024
                            Facsimile:  503-274-7979


All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof. The Parties may change their respective addresses by notice in writing given to the other party to this Agreement.

     13.03    Time.  Time is of the essence of this Agreement.

     13.04 Entire Agreement; Amendment. This Agreement (including the schedules, documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties, and all attempted oral waivers, notifications and amendments shall be ineffective.

     13.05 Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing expressed or implied in this Agreement is intended to or shall be construed to give any person other than the Parties or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intention of the Parties that this Agreement shall be for the sole and exclusive benefit of such Parties or such successors or assigns and for the benefit of no other person.

     13.06 Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party without the prior written consent of the other Parties.

     13.07 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma applicable to contracts made and to be performed within that State, without regard to the principles of conflicts of laws thereof. The Parties each (a) agree that any litigation, action, or proceeding arising out of this Agreement or the transactions may be instituted in a state or federal court in the City of Tulsa, Oklahoma, (b) waive any objection that such party might have now or hereafter to such litigation, action, or proceeding based upon improper venue or inconvenient forum, and
(c) irrevocably submit to the jurisdiction of such courts in any such litigation, action, or proceeding.

     13.08 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

"Buyer"                                      "Sellers"

ADDvantage Technologies Group, Inc.


By: /S/ Kenneth A. Chymiak                   /S/ Nick Ferolito
    -----------------------------------      --------------------
    Kenneth   A.   Chymiak,   President          Nick Ferolito


                                             /S/ Russell Brown
                                             --------------------
                                                 Russell Brown